EXHIBIT 10.2

EMPLOYMENT AGREEMENT

THIS AGREEMENT made by and between CAMBREX CORPORATION, a Delaware corporation (the "Company"), and Shawn Cavanagh, (the "Employee"), as of the 17th day of January, 2011.

WHEREAS, the Employee presently is a key management employee of the Company, namely its Executive Vice President & Chief Operating Officer; and

WHEREAS, the Board of Directors of the Company (the "Board"), on the advice of its Compensation Committee, has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of the Employee, notwithstanding the possibility, threat, or occurrence of a Change of Control (as defined below) of the Company.  The Board believes it is imperative to diminish the inevitable distraction of the Employee by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control, to encourage the Employee's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control which provides the Employee with individual financial security and which are competitive with those of other corporations. In order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. Certain Definitions.

(a) The "Effective Date" shall be the first date during the "Change of Control Period" (as defined in Section 1(b)) on which a Change of Control occurs. Anything in this Agreement to the contrary notwithstanding, if the Employee's employment with the Company is terminated prior to the date on which a Change of Control occurs, and it is reasonably demonstrated that such termination (1) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (2) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination.

(b) The "Change of Control Period" is the period commencing on the date hereof and ending on the second anniversary of such date; provided, however, that commencing on the date one year after the date hereof, and on each successive anniversary thereof (each such anniversary being hereinafter referred to as a "Renewal Date"), the Change of control Period shall be automatically extended so as to end on the third anniversary of such Renewal Date unless at least sixty (60) days prior to such Renewal date the Company shall give notice that the Change of Control Period shall not be so extended, in which event the then current Change of Control Period shall not be extended and shall end on the then applicable ending date.

2. Change of Control. For the purpose of this Agreement, a "Change of Control" shall mean:

(a) the acquisition (other than from the Company) by any person, entity or "group" (within the meaning of Section 13 (d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") but excluding for this purpose the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) of "beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifteen percent (15%) or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

(b) individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided that any person becoming a member of the Board subsequent to the date hereof whose election or nomination for election by the Company's stockholders (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Agreement, considered a member of the Incumbent Board; or

(c) approval by the stockholders of the Company of either a reorganization, or merger, or consolidation, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated entity's then outstanding voting securities, or a liquidation or dissolution of the Company, or the sale of all or substantially all of the assets of the Company; or

(d) the sale or disposition by the Company of all or substantially all of the assets of the Company; or

(e) any other event or series of events or which, notwithstanding any of the foregoing provisions of this Section 2 to the contrary, is determined by a majority of the Incumbent Board to constitute a Change of Control for the purposes of this Agreement.

3. Employment Period. The Company hereby agrees to employ the Employee, and the Employee hereby agrees to remain in the employ of the Company, for the period (the "Employment Period") commencing on the Effective Date and ending on the second anniversary of such date; provided, however, that if a Change of Control actually occurs but the Employee's employment is terminated by the Company other than for Cause (as defined in Section 5(b) hereof) prior to the occurrence of such Change of Control but within twelve (12) months after

(a)  the commencement of a tender offer for at least 15% of the Company's common stock by any person (other than the Company, one of its subsidiaries or any employee benefit plan sponsored or maintained by the Company or one of its subsidiaries) that has not been withdrawn on or before the date of such termination;

(b)  the commencement of a proxy contest intended to remove control of the Company's business from the Incumbent Board that has not been abandoned on or before the date of such termination; or

(c)  the execution of a definitive agreement to merge or otherwise consolidate the Company with or into another corporation or to sell a substantial portion of the Company's assets (in each case, other than a transaction involving only the Company and one or more corporations or other entities directly or indirectly owned and controlled by the Company) that is still binding on the parties thereto at the date of such termination;

the Effective Date of this Agreement shall be deemed to be the day immediately prior to the date of such termination and the date of such termination shall be deemed to be the Employee's Date of Termination (as defined in Section 5(e) hereof) for the purposes of this Agreement.

4. Terms of Employment.

(a) Position and Duties.

(i) During the Employment Period, (A) the Employee's position shall be at least commensurate in all substantial respects with the Employee's position with the Company and its subsidiaries during the ninety-day period immediately preceding the Effective Date and (B) the Employee's services shall be performed at the location where the Employee was employed immediately preceding the Effective Date or any office or location less than fifty (50) miles from such location.

(ii) During the Employment Period, the Employee agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Employee hereunder, to use the Employee's reasonable best efforts to perform faithfully and efficiently such responsibilities. It is expressly understood and agreed that to the extent that any outside activities have been conducted by the Employee prior to the Effective Date, the continued conduct of such activities subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Employee's responsibilities to the Company.

(b) Compensation.

(i) Base Salary. During the Employment Period, the Employee shall receive a base salary ("Base Salary") at a monthly rate at least equal to the highest monthly base salary paid or payable to the Employee by the Company and its subsidiaries during the twelve-month period immediately preceding the month in which the Effective Date occurs. During the Employment Period, the Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary awarded in the ordinary course of business to other key employees of the Company and its subsidiaries. Any increase in Base Salary shall not serve to limit or reduce any other obligation to the Employee under this Agreement.

(ii) Annual Bonus. In addition to Base Salary, the Employee shall be eligible (but not entitled) to receive, for each fiscal year during the Employment Period, an annual bonus (an "Annual Bonus") (pursuant to any regular incentive bonus plan maintained by the Company) in cash, restricted stock, restricted stock units or other forms of remuneration on the same basis as with respect to the fiscal year immediately preceding the fiscal year in which the Effective Date occurs.

5. Termination.

(a) Death or Disability. This Agreement shall terminate automatically upon the Employee's death. If the Company determines in good faith that the Disability of the Employee has occurred (pursuant to the definition of "Disability" set forth below), it may give to the Employee written notice of its intention to terminate the Employee's employment. In such event, the Employee's employment with the Company shall terminate effective on the thirtieth (30th) day after receipt of such notice by the Employee (the "Disability Effective Date"), provided that, within the thirty (30) days after such receipt, the Employee shall not have returned to full-time performance of the Employee's duties. For purposes of this Agreement, "Disability" means disability which, at least twenty-six (26) weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee's legal representative (such agreement as to acceptability not to be withheld unreasonably).

(b) Cause. The Company may terminate the Employee's employment for "Cause". For purposes of this Agreement, "Cause" shall constitute either (i) personal dishonesty or breach of fiduciary duty involving personal profit; (ii) the commission of a criminal act related to the performance of duties, or the furnishing of proprietary confidential information about the Company to a competitor, or potential competitor or third party whose interests are adverse to those of the Company; (iii) habitual intoxication by alcohol or drugs during work hours; or (iv) conviction of a felony.

(c) Good Reason. The Employee's employment may be terminated by the Employee for Good Reason. For purposes of this Agreement, "Good Reason" means:

(i) relocation of the principal place at which the Employee's duties are to be performed to a location more than fifty (50) miles from the principal place where the Employee's duties were performed during the ninety-day period immediately preceding the Effective Date;

(ii) a substantial reduction in the Base Salary, or in the benefits or perquisites provided the Employee from those which pertained during the 90-day period immediately preceding the Effective Date;

(iii) a substantial reduction in the Employee's, responsibilities, authorities or functions from those which pertained during the 90-day period immediately preceding the Effective Date;

(iv) a substantial adverse change in the Employee's work conditions from those which pertained during the 90-day period immediately preceding the Effective Date; and

(v) any failure by the Company to comply with and satisfy Section II(c) of this Agreement.

(d) Notice of Termination. Any termination by the Company for Cause or by the Employee for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen (15) days after the giving of such notice). The failure by the Employee to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstance in enforcing his rights hereunder.

(e) Date of Termination. "Date of Termination" means the date of receipt of the Notice of Termination or any later date specified therein, as the case may be; provided, however, that (i) if the Employee's employment is terminated by the Company other than Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Employee of such termination and (ii) if the Employee's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Employee or the Disability Effective Date, as the case may be.

6. Obligation of the Company upon Termination.

(a) Death. If the Employee's employment is terminated by reason of the Employee's death, this Agreement shall terminate without further obligations to the Employee's legal representatives under this Agreement, other than those obligations accrued or earned and vested (if applicable) by the Employee as of the Date of Termination, including, for this purpose (i) the Employee's full Base Salary through the Date of Termination at the rate in effect on the Date of Termination or, if higher, at the highest rate in effect at any time from the ninety-day period preceding the Effective Date through the Date of Termination (the "Highest Base Salary"), (ii) the product of the Annual Bonus paid to the Employee for the last full fiscal year and a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is three hundred sixty-five (365) and (iii) any compensation previously deferred by the Employee (together with accrued interest thereon, if any) and not yet paid by the Company and any accrued vacation pay not yet paid by the Company (such amounts specified in clauses (i), (ii) and (iii) are hereinafter referred to as "Accrued Obligations"). All such Accrued Obligations shall be paid to the Employee's estate or beneficiary, as applicable, in a lump sum in cash within thirty (30) days of the Date of Termination. Anything in this Agreement to the contrary notwithstanding, the Employee's family shall be entitled to receive benefits at least equal to the most favorable benefits provided by the Company and any of its subsidiaries under such plans, programs, practices and policies relating to family death benefits, if any, in accordance with the most favorable plans, programs, practices and policies of the company and its subsidiaries in effect at any time during the ninety-day period immediately preceding the Effective Date or, if more favorable to the Employee and/or the Employee's family, as in effect on the date of the Employee's death with respect to other key employees of the Company and its subsidiaries and their families.

(b) Disability. If the Employee's employment is terminated by reason of the Employee's Disability, this Agreement shall terminate without further obligations to the Employee; other than those obligations accrued or earned and vested (if applicable) by the Employee as of the Date of Termination, including for this purpose, all Accrued Obligations. All such Accrued Obligations shall be paid to the Employee in a lump sum in cash within thirty (30) days of the Date of Termination. Anything in this Agreement to the contrary notwithstanding, the Employee shall be entitled after the Disability Effective Date to receive disability and other benefits at least equal to the most favorable of those provided by the Company and its subsidiaries to disabled employees and/or their families in accordance with such plans, programs, practices and policies of the Company and its subsidiaries in effect at any time during the ninety-day period immediately preceding the Effective Date or, if more favorable to the Employee and/or the Employee's family, as in effect at any time thereafter with respect to other key employees of the Company and its subsidiaries and their families.

(c) Cause; Other than for Good Reason. If the Employee's employment shall be terminated for Cause, this Agreement shall terminate without further obligations to the Employee other than the obligation to pay to the Employee the Highest Base Salary through the Date of Termination plus the amount of any compensation previously deferred by the Employee (together with accrued interest thereon, if any). If the Employee terminates employment other than for Good Reason, this Agreement shall terminate without further obligations to the Employee, other than those obligations accrued or earned and vested (if applicable) by the Employee through the Date of Termination, including for this purpose, all Accrued Obligations. All such Accrued Obligations shall be paid to the Employee in a lump sum in cash within thirty (30) days of the Date of Termination.

(d) Good Reason; Other than for Cause or Disability. If, during the Employment Period, the Company shall terminate the Employee's employment other than for Cause, Disability, or death or if the Employee shall terminate his employment for Good Reason:

(i) the Company shall pay to the Employee in a lump sum in cash within thirty (30) days after the Date of Termination the aggregate of the following amounts:

A. to the extent not theretofore paid, the Employee's Highest Base Salary through the Date of Termination; and

B. the product of (x) the highest Annual Bonus earned by the Employee during the two fiscal years immediately preceding the Date of Termination, or, if higher, the Employee's Target Bonus after the date of this Agreement until an Annual Bonus has actually been earned and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination and the denominator of which is three hundred sixty-five (365); and

C. the product of (x) a fraction, the numerator of which is twenty-four (24) minus the number of whole months the Employee has been employed by the Company following the first anniversary of the Effective Date and the denominator of which is twelve (12) and (y) the annualized Highest Base Salary; and

D. the product of (x) fraction, the numerator of which is twenty-four (24) minus the number of whole months the Employee has been employed by the Company following the first anniversary of the Effective Date and the denominator of which is twelve (12) and (y) the highest Annual Bonus earned by the Employee during two fiscal years immediately preceding the Date of Termination, provided that Employee's Annual Bonus under this Section after the date of this Agreement shall be his Target Bonus until an Annual Bonus has actually been earned; and

E. in the case of compensation previously deferred by the Employee, all amounts previously deferred (together with accrued interest thereon, if any) and not yet paid by the Company, and any accrued vacation pay not yet paid by the Company; and

F. for the remainder of the Employment Period, or such longer period as any plan, program, practice or policy may provide, the Company shall continue benefits to the Employee and/or the Employee's family at least equal to those which would have been provided to them as if the Employee's employment had not been terminated, in accordance with the most favorable employee benefit plans of the Company and its subsidiaries (including health insurance and life insurance) during the ninety-day period immediately preceding the Effective Date or, if more favorable to the Employee, as in effect at any time thereafter with respect to other key employees and their families; and

(ii) all outstanding equity awards shall immediately vest and, as applicable, become exercisable.

7. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices, provided by the Company or any of its subsidiaries and for which the Employee may qualify, nor shall anything herein limit or otherwise affect such rights as the Employee may have under any stock option or other agreements with the Company or any of its subsidiaries. Amounts which are vested benefits or which the Employee is otherwise entitled to receive under any plan, policy, practice or program of the Company or any of its subsidiaries at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program provided, however, that in the event the terms of any such plan, policy, practice or program concerning the payment of benefits thereunder shall conflict with any provision of this Agreement, the terms of this Agreement shall take precedence but only if and to the extent the payment would not adversely affect the tax exempt status (if applicable) of any such plan, policy, practice or program and only if the Employee agrees in writing that such payment shall be in lieu of any corresponding payment from such plan, policy, practice or program.

8. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Employee or others. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement. The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Employee may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Employee about the amount of any payment pursuant to Section 9 of this Agreement), plus in each case interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Internal Revenue Code of 1986, as amended (the "Code").

9. Limitations on Payments to Employee.

(a)  Notwithstanding any contrary provisions in any plan, program or policy of the Company or in this Agreement, if it is determined that any payment or benefit provided to or for the benefit of Employee whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise ("Payments") would be subject to the excise tax imposed by the Code section 4999 ("Excise Tax"),  the Company shall reduce Employee's Payments to the extent necessary so that no portion thereof shall be subject to the Excise Tax.

(b)  The Company shall defend, indemnify and hold harmless Employee from any claims or liabilities resulting from or relating to its determinations under Section 9(a).

10. Non-competition. As a condition to receiving any benefits pursuant to this Agreement, the Employee agrees that during his period of employment and through the first anniversary of his Date of Termination, the Employee shall not engage in or become associated with any Competitive Activity. For purposes of this Section 10, a "Competitive Activity" shall mean any business or other endeavor that engages in any country in which the Company or its Affiliates have business operations in a business that directly or indirectly competes with all or any substantial part of any of the business in which the Company or its Affiliates is engaged at the time of the Employee's Date of Termination. The Employee shall be considered to have become "engaged" or "associated" with a Competitive Activity if he becomes involved as an owner, employee, officer, director, independent contractor, agent, partner, advisor, lender, or in any other capacity calling for the rendition of the Employee's personal services, either alone or with any individual, partnership, corporation or other organization that is engaged in a Competitive Activity and his involvement relates in any respect to the Competitive Activity of such entity; provided, however, that the Employee shall not be prohibited from owning less than two percent of any publicly traded corporation, whether or not such corporation is in competition with the Company. If, at any time, the provisions of this Section 10 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 10 shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Employee agrees that this Section 10 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

11. Confidential Information. The Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its subsidiaries, and their respective businesses, which shall have been obtained by the Employee during the Employee's employment by the Company or any of its subsidiaries and which shall not be or become public knowledge (other than by acts by the Employee or his representatives in violation of this Agreement). After termination of the Employee's employment with the Company, the Employee shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 11 constitute a basis for deferring or withholding any amounts otherwise payable to the Employee under this Agreement.

12. Successors.

(a) This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives.

(b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

(c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

13. Miscellaneous.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

(b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Employee:

Mr. Shawn Cavanagh
_________________
_________________

If to the Company:

Cambrex Corporation
One Meadowlands Plaza
East Rutherford, N.J. 07073
Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

(c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(d) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(e) The Employee's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

(f) This Agreement contains the entire understanding of the Company and the Employee with respect to the subject matter hereof. This agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

(g) The Employee and the Company acknowledge that the employment of the Employee by the Company or any of its subsidiaries prior to the Effective Date is "at will", and, prior to the Effective Date, may be terminated by either the Employee or the employer at any time. Upon a termination of the Employee's employment or upon the Employee's ceasing to be an officer of the Company, in each case, prior to the Effective Date, there shall be no further rights under this Agreement.

(h) The Employee acknowledges that any payment made pursuant to this agreement may be subject to the Company’s claw back policy adopted pursuant to the Dodd-Frank Act.

14. Section 409A. Notwithstanding anything in this Agreement to the contrary, to the extent the Employee would otherwise be entitled to a payment during the six months beginning on the Date of Termination that would be subject to the additional tax imposed under Section 409A of the Code, (i) the payment will not be made to the Employee and instead will be made, at the election of the Company, either to a trust in compliance with Rev. Proc. 92-64 or an escrow account established to fund such payments (provided that such funds shall be at all times subject to the creditors of the Company and its affiliates) and (ii) the payment, together with interest thereon at the rate of "prime" plus 1%, will be paid to the Employee on the earlier of the six-month anniversary of Date of Termination or the Employee's death or disability (within the meaning of Section 409A of the Code). Similarly, to the extent the Employee would otherwise be entitled to any benefit (other than a cash payment) during the six months beginning on the Date of Termination that would be subject to the additional tax under Section 409A of the Code, the benefit will be delayed and will begin being provided (together, if applicable, with an adjustment to compensate the Employee for the delay, with such adjustment to be determined in the Company's reasonable good faith discretion) on the earlier of the six-month anniversary of the Date of Termination or the Employee's death or disability (within the meaning of Section 409A of the Code). The Company will establish the trust or escrow account, as applicable, no later than ten days following the Employee's Date of Termination. It is the intention of the parties that the payments and benefits to which the Employee could become entitled in connection with termination of employment under this Agreement comply with Section 409A of the Code. In the event that the parties determine that any such benefit or right does not so comply, they will negotiate  reasonably and in good faith to amend the terms of this Agreement such that it complies (in a manner that attempts to minimize the economic impact of such amendment on the Employee and the Company).

IN WITNESS WHEREOF, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, and the Employee has hereunto set his hand, all as of the day and year first above written.

CAMBREX CORPORATION

By:

Shawn Cavanagh